UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2013

PROLOGIS, INC.

(Exact name of registrant as specified in charter)

Maryland	001-13545	94-3281941
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 19, 2013, we completed the redemptions of all of the outstanding preferred stock shown below, par value $0.01 per share, for the aggregate redemption prices per share of each series shown below. A copy of the press release announcing the completion of the redemptions is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series	CUSIP No.	Redemption Price	Accrued and Unpaid Dividends	Aggregate Redemption Price
6.50% Series L Cumulative Redeemable Preferred Stock	74340W509	$25.00	$0.013542	$25.013542
6.75% Series M Cumulative Redeemable Preferred Stock	74340W608	$25.00	$0.014063	$25.014063
7.00% Series O Cumulative Redeemable Preferred Stock	74340W707	$25.00	$0.014583	$25.014583
6.85% Series P Cumulative Redeemable Preferred Stock	74340W806	$25.00	$0.014271	$25.014271
Series R Cumulative Redeemable Preferred Stock	74340W301	$25.00	$0.089063	$25.089063
Series S Cumulative Redeemable Preferred Stock	74340W400	$25.00	$0.089063	$25.089063

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated April 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: April 22, 2013	By:	/s/ Michael T. Blair
	Name: Title:	Michael T. Blair Managing Director, Deputy General Counsel and Assistant Secretary